                                                                    EXHIBIT 21.1


                            SUBSIDIARIES OF PROTEUS

                       PERCENTAGE                                  COUNTRY OF
                        OF ISSUED                                  REGISTRATION/INCORPORATION
SUBSIDIARY             SHARES HELD    ACTIVITY                     AND OPERATION
----------             -----------    --------                     --------------------------
Proteus Molecular          100%       Computer-aided molecular     England and Wales
Design Limited                        modelling and drug design
("PMDL")

Proteus                    100%       Dormant                      England and Wales
Biotechnology
Limited

Proteus Molecular          100%       Dormant                      United States of America
Design Inc

Prohaema                   100%       Dormant                      United States of America
Corporation
("Prohaema")

Genethics Limited           75%       Research and development     England and Wales
("Genethics")

Cellular Research           76%       Dormant                      England and Wales
Limited

Proteus Research            75%       Dormant                      Republic of Ireland
Ireland Limited

All shares in the subsidiaries are held by Proteus, with the exception of the shares held in Cellular Research Limited, which are wholly owned by Genethics Limited.